UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2007
SPANISH BROADCASTING SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27823 (Commission File Number)	13-3827791 (IRS Employer Identification No.)

2601 South Bayshore Drive, PH II, Coconut Grove, Florida (Address of principal executive offices)	33133 (Zip Code)
(305) 441-6901
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     Our board of directors (the “Board”) has elected Mitchell A. Yelen as a director effective September 28, 2007. We notified The Nasdaq Stock Market, Inc. (“Nasdaq”) on September 28, 2007 that our Board determined Mr. Yelen is qualified for service on the audit committee of our Board (the “Audit Committee”) under Nasdaq Marketplace Rule 4350(d)(2), and that our Board has appointed him to serve on the Audit Committee. As a result, on October 2, 2007, the Company received a letter from the staff of Nasdaq informing the Company that it complies with Nasdaq Marketplace Rule 4350(d)(2) (the “Compliance Letter”). The Compliance Letter is attached hereto as Exhibit 99.1.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     As described in Item 3.01 above, our Board has elected Mr. Yelen as a director effective September 28, 2007. The Board has determined that Mr. Yelen is an “independent director” as defined in Nasdaq Marketplace Rule 4200(a)(15) and also appointed him to the Audit Committee.
     Mr. Yelen was appointed as a director and a member of both the audit committee and compensation committee of the Company on September 28, 2007. As such, Mr. Yelen will receive fees of $75,000 per annum and 50,000 stock options (the “Option Grant”). The fees earned or paid in cash are for the following services: (i) $25,000 per annum for service on the Board, (ii) $25,000 per annum for service on the Audit Committee, and (iii) $25,000 per annum for service on the compensation committee. The Option Grant is similar to option grants that have been previously made to other non-employee directors under the Company’s 1999 Stock Option Plan for Non-Employee Directors. Information related to the Option Grant is as follows: (i) the options are exercisable for Class A common stock, par value $0.0001 per share of the Company, (ii) have an exercise price of $2.58 per share and (iii) 10,000 shares will vest immediately and the remaining 40,000 will vest ratably over the next four years.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1	-	Letter from Nasdaq Stock Market Staff, dated October 2, 2007.
99.2	-	Press Release of Spanish Broadcasting System, Inc., dated October 2, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC.
October 3, 2007	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer, Executive Vice President and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Letter from Nasdaq Stock Market staff, dated October 2, 2007.
99.2	Press Release of Spanish Broadcasting System, Inc. dated October 2, 2007.